UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 31, 2006
Sparton Corporation

(Exact Name of Registrant as Specified in Its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 31, 2006 Sparton Corporation, an Ohio Corporation (the “Company”) entered into and closed a membership purchase agreement (“Purchase Agreement”) to acquire Astro Instrumentation, LLC (“Astro”) located in Strongsville, Ohio. Astro manufactures and sells a variety of specialized medical products. The Purchase Agreement provides for the sale and purchase of all of the outstanding membership interests of Astro which interests are held by H. Waldman Holdings, LLC and D. Wood Holdings, LLC (“Members”).
The purchase price is approximately $26.15 million, to be paid by a combination of cash in the amount of $18.65 million and notes totaling $7.5 million. Additional consideration may be paid to the Members over the four years following the closing based on a percentage of earnings before interest and taxes. In addition, under the terms of the Purchase Agreement, the individual owners of the Members entered into non-competition agreements with the Company. The transaction was financed through a combination of cash and amounts borrowed under the Company’s loan facilities with National City Bank. A copy of the Purchase Agreement is attached as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of the Purchase Agreement.
The Purchase Agreement was negotiated at arm’s length among the parties. Neither the Company nor any of its affiliates, nor any director or officer of the Company, nor any associate of any such director or officer is affiliated with or has a material relationship with Astro, the Members, or the individual owners of the Members.
On May 31, 2006 the Company also issued a Press Release (“Press Release”) announcing the signing and consummation of the Purchase Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in this Item 1.01 by reference.
ITEM 2.01. COMPLETION OF ACQUISITION
As disclosed in Item 1.01 of this Current Report on Form 8-K, on May 31, 2006 the Company completed the acquisition of Astro. The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.01.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
     In accordance with Item 9.01(a)(4), the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than August 16, 2006, the last business day within 71 calendar days after the required filing date for this Current Report.
     (b) Pro Forma Financial Information.
     In accordance with Item 9.01(b)(2), the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than August 16, 2006, the last business day within 71 calendar days after the required filing date for this Current Report.

(d) Exhibits

Exhibit 2.1	Membership Purchase Agreement dated May 31, 2006 by and among Sparton Corporation, Astro Instrumentation, Inc., Astro Instrumentation, LLC, H. Waldman Holdings, LLC, D. Wood Holdings, LLC, Hal Waldman and Douglas Wood (certain schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request).

Exhibit 99.1	Press Release dated May 31, 2006 issued by Sparton Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

/s/	David W. Hockenbrocht

David W. Hockenbrocht
Chief Executive Officer
May 31, 2006

Index to Exhibits

Exhibit No.	Description

Exhibit 2.1	Membership Purchase Agreement dated May 31, 2006 by and among Sparton Corporation, Astro Instrumentation, Inc., Astro Instrumentation, LLC, H. Waldman Holdings, LLC, D. Wood Holdings, LLC, Hal Waldman and Douglas Wood (certain schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request).

Exhibit 99.1	Press Release dated May 31, 2006 issued by Sparton Corporation.